Exhibit 4.4

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on June 30, 2015, by and among:

(1)	Fangdd Network Group Ltd., a company organized and existing under the laws of the Cayman Islands (the “Company”),

(2)	the entities listed in Schedule I attached hereto (the “Major Subsidiaries” and each a “Major Subsidiary”),

(3)	the individuals listed in Schedule II attached hereto (the “Founders” and each a “Founder”),

(4)	the founder vehicles established by the Founders listed in Schedule II attached hereto (the “Founder Vehicles” and each a “Founder Vehicle”),

(5)	the entities listed in Schedule III attached hereto (the “Series A Investors” and each a “Series A Investor”),

(6)	the entities listed in Schedule IV attached hereto (the “Series B Investors” and each a “Series B Investor”), and

(7)	the entities listed in Schedule V attached hereto (the “Series C Investors” and each a “Series C Investor”).

Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.

The Company, the Domestic Company, the Founders, the Founder Vehicles and the Series A Investors and Series B Investors are parties to the existing Shareholders’ Agreement of the Company dated June 12, 2014 (“Prior Shareholders’ Agreement”), which shall be superseded and replaced in its entirety by this Agreement upon the Closing.

B.

The Company, the Founder Vehicles, the Major Subsidiaries, the Founders and the Series C Investors entered into a Series C Preferred Equity Interests Subscription and Purchase Agreement on June 30, 2015 (the “Series C Equity Interests Purchase Agreement”).

C.	The Series C Equity Interests Purchase Agreement provides that the execution and delivery of this Agreement by the Parties shall be a condition precedent to the Closing.

D.

Upon the Closing as contemplated under the Series C Equity Interests Purchase Agreement, the Series C Investors will become the Shareholders of the Company. The Parties desire to enter into this Agreement to govern the rights and obligations of the Shareholders and certain principles for the management of the Company, and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions. The following terms shall have the meanings ascribed to them below:

“Additional Option Period” has the meaning set forth in Section 6.2(ii)(b) hereof.

“Affiliate” means, except with respect to individuals, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and with respect to an individual, anyone who is a Relative. For purposes hereof, (i) no Investor (or their Affiliates) shall be deemed to be an Affiliate of the Company, any other Group Company or any of their respective directors and officers, and (ii) no portfolio company of an Investor (or of an Affiliate of an Investor) shall be deemed to be an Affiliate of an Investor.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Applicable Accounting Principles” means the international financial reporting standards and the related interpretations adopted by the International Accounting Standards Board as amended from time to time, or the generally accepted accounting principles of the United States applied on a consistent basis, or the generally accepted accounting principles in the PRC applied on a consistent basis, as determined by the Company and accepted by the Series A Lead Investor, Series B Directors and the Series C Lead Investor.

“Business” means the business of web technology, technological development, technological consulting, technological service, and technology transfer in the field of information technology, developing and sale of computer software and hardware, advertisement services, marketing planning, business information consulting, real estate agent services, investment consulting, developing of internet product and technology, domestic trading (except for items prohibited by laws, regulations, or state council decisions, and restricted items which shall obtain permission before operation).

“Business Day” means a day other than Saturday, Sunday, or public holiday in the PRC, Hong Kong, the United States of America, the British Virgin Islands or the Cayman Islands on which commercial banks are open for business in each such jurisdiction.

“Board” or “Board of Directors” means the board of directors of the Company.

“BVI Holdco” has the meaning set forth in Schedule I attached hereto.

“Charter Documents” means, as to a Person (to the extent such Person is not a natural person), such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, bylaws, shareholders’ agreement, business license or other constitutional documents, in each case as amended, and in the case of the Domestic Company, including the Control Documents (as defined in the Series C Equity Interests Purchase Agreement).

“Change of Control” means any transaction or series of related transactions:

(i) whether by merger, consolidation, amalgamation, sale or issuance of equity, scheme of arrangement or otherwise, pursuant to or as a result of which:

(A) the members of the Company immediately prior to such transaction(s), own less than 50% of the Company’s Equity Securities immediately after such transaction(s); or any such transaction(s) in which 50% or more of the Company’s Equity Securities are transferred; or

(B) a third party (or group of Persons Affiliated with such third party or Persons acting in concert with such third party) directly or indirectly acquires, or becomes the holder of, a number of Equity Securities of the Company (or the acquiring or surviving company, as applicable) greater than an amount equal to the aggregate amount of Equity Securities of the Company (or the acquiring or surviving company, as applicable) held by the Founders (and/or the Founder Vehicles) immediately prior to the transaction(s); or

(ii) involving the sale, license, lease, or other disposition of all or a majority of the assets of the Company, other than, in each case:

(a) a consolidation with a wholly-owned subsidiary of the Company for corporate reorganization purposes;

(b) a merger effected exclusively to change the domicile of the Company for tax purposes; and

(c) a new equity financing consummated solely for capital-raising purposes in which the Company is the surviving corporation and which is approved by the Board (including the approval of all Investor Directors present at a duly convened board meeting or by written consent of all Investor Directors, to the extent applicable).

“Circular 37” has the meaning set forth in Section 7.3(i) hereof.

“Closing” has the meaning set forth in the Series C Equity Interests Purchase Agreement.

“Closing Date” has the meaning set forth in the Series C Equity Interests Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in Schedule VII hereof.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Security Holder” has the meaning set forth in Section 7.3(i) hereof.

“Competitor of the Group Companies” has the meaning set forth in Section 6.1(iii) hereof.

“Competitor Restriction Period” has the meaning set forth in Section 6.1(iii) hereof.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Controlled Entity” means the Domestic Company or any other company organized and existing under the Laws of the PRC and Controlled by the Company or any Subsidiary of the Company.

“Co-Sale Notice” has the meaning set forth in Section 6.3(i) hereof.

“Co-Sale Pro Rata Portion” has the meaning set forth in Section 6.3(ii) hereof.

“Co-Sale Right Period” has the meaning set forth in Section 6.3(i) hereof.

“Covenantors” has the meaning set forth in Section 2.4 hereof.

“Disclosing Party” has the meaning set forth in Section 12.13(iv) hereof.

“Domestic Company” has the meaning set forth in Schedule I attached hereto.

“Equity Securities” means, with respect to a Person, any equity interests, equity interest capital, registered capital, ownership interest, equity interest, or other securities, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, and, with respect to the Company, shall include any Ordinary Equity Interests and Ordinary Equity Interest Equivalents of the Company.

“ESOP” means the Company’s employee equity interest incentive plan, as amended, duly approved by the Board.

“Exercising Shareholder of Preemptive Rights” has the meaning set forth in Section 5.3 hereof.

“Financing Terms” has the meaning set forth in Section 12.13(i) hereof.

“First Refusal Expiration Notice” has the meaning set forth in Section 6.2(iv) hereof.

“Founders” has the meaning set forth in the Preamble of this Agreement.

“Founder Vehicle” has the meaning set forth in the Preamble of this Agreement.

“FountainVest” means Greyhound Investment Ltd., a company incorporated and existing under the laws of the Cayman Islands with its registered office at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the jurisdiction in which the Company is organized, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the BVI Holdco, the HK Holdco, the Domestic Company, and the WFOE, together with each Subsidiary of any of the foregoing, and each Person that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to, each Controlled Entity and each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power, and “Group” refers to all of the Group Companies collectively.

“HK Holdco” has the meaning set forth in Schedule I attached hereto.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) uniform resource locators, domain names, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor Directors” means, collectively, the Series A Directors, the Series B Directors and the Series C Director, and each, an “Investor Director”.

“Investors” means, collectively, the Series A Investors, the Series B Investors and the Series C Investors, and each, an “Investor”.

“Issuance Notice” has the meaning set forth in Section 5.2 hereof.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Lightspeed” means together, Lightspeed China Partners I, L.P. and Lightspeed China Partners I-A, L.P.

“Liquidation Event” has the meaning set forth in Section 10.1 hereof.

“Management Shareholder Transfers” means the indirect Transfer of Equity Securities by the Founder Vehicles to certain members of management of the Company through the transfer/issuance of equity of the Founder Vehicles, in accordance with the steps described in Schedule A attached hereto, which transactions shall be effected at the Founder Vehicles’ discretion.

“Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, either alone or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Group Companies, taken as a whole, (ii) material impairment of the ability of any Group Company or Founders or Founder Vehicles to perform the material obligations of such Person hereunder or under any other Transaction Documents, as applicable, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any of the Group Companies, Founders or Founder Vehicles.

“Memorandum and Articles” means the Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“New Securities” means, subject to the terms of Section 5 hereof, any Equity Securities of the Company, except for (i) the ESOP and any Ordinary Equity Interests, or any option or warrant to acquire any Ordinary Equity Interests, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP, in each case approved in accordance with this Agreement; (ii) Equity Securities of the Company issued upon conversion of Preferred Equity Interests; (iii) Equity Securities of the Company issued in connection with a bona fide acquisition of another business approved by the Board including the approval of Series A-2 Director, Series B Directors and the Series C Director; (iv) Equity Securities of the Company issued in a Qualified IPO; or (v) Equity Securities of the Company issued in connection with any equity interest split, equity interest dividend, combination, or similar transaction of the Company.

“Non-Exercising Shareholder” has the meaning set forth in Section 5.3 hereof.

“Offered Equity Interests” has the meaning set forth in Section 6.2(i) hereof.

“Option Period” has the meaning set forth in Section 6.2(ii)(a) hereof.

“Ordinary Directors” has the meaning set forth in Section 2.1(i) hereof.

“Ordinary Equity Interests” means the Company’s ordinary equity interests, par value US$0.0000001 per equity interest.

“Ordinary Equity Interest Equivalents” means warrants, options and rights exercisable for Ordinary Equity Interests and instruments convertible into or exchangeable for Ordinary Equity Interests, including, without limitation, the Preferred Equity Interests.

“Ordinary Shareholders” means the holders of the Ordinary Equity Interests.

“Ordinary Shareholder Majority” means one or more Ordinary Shareholders who hold a majority in voting power of the then outstanding Ordinary Equity Interests.

“Original Issue Price” means, as applicable, the Series A-1 Original Issue Price, the Series A-2 Original Issue Price, the Series B Original Issue Price or the Series C Original Issue Price.

“Party” or “Parties” have the meaning set forth in the Preamble of this Agreement.

“Permitted Transfer” means any of the following Transfers of Equity Securities: (i) in the case of any Founder or Founder Vehicle: (a) any Transfer to Relatives of such Founder for bona fide estate or tax planning purposes, (b) any Transfers pursuant to the ESOP duly approved by the Board, (c) any Transfers between the Founders (or their Founder Vehicles), and (d) the Management Shareholder Transfers; provided that, in each case, adequate documentation therefor is provided to the Investor Directors to each of their satisfaction and that any such permitted transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such permitted transferee of any provision hereunder; and (ii) in the case of any Preferred Shareholder, any Transfer by such Preferred Shareholder to its Affiliate, provided that any such transferee agrees in writing to be bound by this Agreement in place of such Preferred Shareholder.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preemptive Right” has the meaning set forth in Section 5.1 hereof.

“Preferred Shareholder Special Majority” means (each voting separately): (i) one or more Preferred Shareholders who hold no less than two-thirds (2/3) of voting power of the then outstanding Series A Preferred Equity Interests, (ii) one or more Preferred Shareholders who hold no less than seventy-five percent (75%) of voting power of the then outstanding Series B Preferred Equity Interests, and (iii) the Series C Lead Investor, individually, or, one or more Preferred Shareholders who hold, collectively, no less than seventy-five percent (75%) of voting power of the then outstanding Series C Preferred Equity Interests.

“Preferred Shareholders” means the holders of Preferred Equity Interests.

“Preferred Equity Interests” means the Series A Preferred Equity Interests, the Series B Preferred Equity Interests and the Series C Preferred Equity Interests.

“Qualified Accounting Firm” means any of the following accounting firms: Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers, or any other accounting firms designated by the Preferred Shareholder Special Majority.

“Qualified IPO” means an underwritten initial public offering of securities of the Company (or any other Group Company) on the Shanghai Stock Exchange, Shenzhen Stock Exchange, Hong Kong Stock Exchange or other recognized regional or national exchange or quotation system in an internationally recognized stock exchange acceptable to the Preferred Shareholder Special Majority, in which: (i) if such initial public offering is consummated on or prior to the first anniversary of the Closing Date, the per equity interest price is no less than one and a half times (1.5x) the Series C Purchase Price Per Equity Interest; (ii) if such initial public offering is consummated after the first anniversary of the Closing Date but prior to second anniversary of the Closing Date, the per equity interest price is no less than two times (2x) the Series C Purchase Price Per Equity Interest, and (iii) if such initial public offering is consummated on or after the second anniversary of the Closing Date, the per equity interest price is no less than two and a quarter times (2.25x) the Series C Purchase Price Per Equity Interest, in each case, as such prices may be adjusted for equity interest splits or subdivisions, equity interest dividends, combinations, recapitalizations and similar events that affect the equity interest capital of the Company after the Closing Date.

“Redemption Closing” has the meaning set forth in Section 9.1(iii) hereof.

“Related Party” means an officer, director or Affiliate of any Group Company or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them or any Relative of any of them.

“Relative” means a husband, wife, father, mother, son, daughter, brother, sister, grandparent, grandchild, or spouse of any of these, or a person living in the same household with an individual.

“Remaining Preferred Shareholder” has the meaning set for in Section 6.2(ii)(b) hereof.

“Remaining Securities” has the meaning set forth in Section 5.3 hereof.

“SAFE” has the meaning set forth in Section 7.3(i) hereof.

“Second Notice” has the meaning set forth in Section 6.2(ii)(b) hereof.

“Securities Act” has the meaning set forth in Schedule VII hereof.

“Selling Shareholder” has the meaning set forth in Section 6.3(i) hereof.

“Series A Directors” means Series A-1 Director and Series A-2 Director.

“Series A Lead Investor” means Merlinano Limited.

“Series A Investors” means Series A-1 Investor and Series A-2 Investors.

“Series A Preferred Equity Interests” means together, the Series A-1 Preferred Equity Interests and the Series A-2 Preferred Equity Interests.

“Series A-1 Director” has the meaning set forth in Section 2.1(i) hereof.

“Series A-1 Investor” means the investor listed in Schedule III attached hereto.

“Series A-1 Original Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series A-1 Preference Amount” has the meaning set forth in Section 10.1(iv) hereof.

“Series A-1 Preferred Equity Interests” means the Series A-1 Preferred Equity Interests of the Company, par value US$0.0000001 per equity interest.

“Series A-2 Director” has the meaning set forth in Section 2.1(i) hereof.

“Series A-2 Investors” means the investors listed in Schedule III attached hereto.

“Series A-2 Original Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series A-2 Preference Amount” has the meaning set forth in Section 10.1(iii) hereof.

“Series A-2 Preferred Equity Interests” means the Series A-2 Preferred Equity Interests of the Company, par value US$0.0000001 per equity interest.

“Series A-2/B Redemption Notice” has the meaning set forth in Section 9.1(i) hereof.

“Series A-2 Redemption Price” has the meaning set forth in Section 9.1(i) hereof.

“Series A-2/B Redemption Right” has the meaning set forth in Section 9.1(i) hereof.

“Series B Directors” has the meaning set forth in Section 2.1(i) hereof.

“Series B Investors” has the meaning set forth in the Preamble of this Agreement.

“Series B Co-Lead Investors” means, together, Lightspeed and VKC.

“Series B Majority” means Shareholders holding at least seventy-five percent (75%) of the Series B Preferred Equity Interests.

“Series B Original Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series B Preference Amount” has the meaning set forth in Section 10.1(ii) hereof.

“Series B Preferred Equity Interests” means the Series B Preferred Equity Interests of the Company, par value US$0.0000001 per equity interest.

“Series B Redemption Price” has the meaning set forth in Section 9.1(i) hereof.

“Series C Director” has the meaning set forth in Section 2.1(i) hereof.

“Series C Investors” has the meaning set forth in the Preamble of this Agreement.

“Series C Lead Investor” means FountainVest.

“Series C Redemption Notice” has the meaning set forth in Section 9.1(ii) hereof.

“Series C Redemption Price” has the meaning set forth in Section 9.1(ii) hereof.

“Series C Redemption Right” has the meaning set forth in Section 9.1(ii) hereof.

“Series C Original Issue Price” has the meaning set forth in the Memorandum and Articles.

“Series C Purchase Price Per Equity Interest” shall have the meaning set forth in the Series C Equity Interests Purchase Agreement.

“Series C Preference Amount” has the meaning set forth in Section 10.1(i) hereof.

“Series C Preferred Equity Interests” means the Series C Preferred Equity Interests of the Company, par value US$0.0000001 per equity interest.

“Series C Equity Interests Purchase Agreement” has the meaning set forth in the Recitals hereof.

“Equity Interests” means the Ordinary Equity Interests and the Preferred Equity Interests.

“Shareholders” means the Ordinary Shareholders and Preferred Shareholders, and “Shareholder” means any one of them.

“Strategic Investor” shall have the meaning set forth in Section 12.21 hereof.

“Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued and outstanding authorized equity interest capital, voting interests or registered capital.

“Third Party Purchaser” has the meaning set forth in Section 6.2(i) hereof.

“Transaction Documents” means this Agreement, the Series C Equity Interests Purchase Agreement, the Memorandum and Articles, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer” means any direct or indirect sale, assignment, transfer, pledge, hypothecation, or other encumbrance or disposal in any way of a subject security, or any legal or beneficial interest therein, in whole or in part, including the grant of a right or interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, the subject security.

“Transfer Notice” has the meaning set forth in Section 6.2(i) hereof.

“Transferor” has the meaning set forth in Section 6.2(i) hereof.

“UNCITRAL Rules” has the meaning set forth in Section 12.4(i) hereof.

“U.S.” means the United States of America.

“U.S. Person” or “United States Person” means any person described in Section 7701(a)(30) of the Code.

“VKC” means Victory Pacific Resources Limited.

“WFOE” has the meaning set forth in Schedule I attached hereto.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Series C Equity Interests Purchase Agreement.

2.	Corporate Governance.

2.1 Board of Directors.

(i) The Memorandum and Articles shall provide that the Board shall consist of ten (10) members, which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles. The Series A-1 Investor shall have the right to appoint and remove one (1) director (the “Series A-1 Director”); the Series A Lead Investor shall have the right to appoint and remove one (1) director (the “Series A-2 Director”); Lightspeed shall have the right to appoint and remove one (1) director and VKC shall have the right to appoint and remove one (1) director (together, the “Series B Directors”); the Series C Lead Investor shall have the right to appoint and remove one (1) director (the “Series C Director”); and the Ordinary Shareholders shall have the right to appoint and remove five (5) directors (the “Ordinary Directors”), among whom one director shall be the Chief Executive Officer of the Company. For as long as the Series A-1 Investor or its Affiliate is a holder of the Preferred Equity Interests and holds no less than five percent (5%) of the Ordinary Equity Interests on as-converted and fully-diluted basis, it shall have the right to appoint one (1) Series A-1 Director. For as long as the Series A Lead Investor or its Affiliate is a holder of the Preferred Equity Interests and holds no less than five percent (5%) of the Ordinary Equity Interests on as-converted and fully-diluted basis, it shall have the right to appoint one (1) Series A-2 Director. The Series A-1 Director or Series A-2 Director shall promptly resign with effect from the date the Series A Lead Investor or its Affiliates or Series A-1 Investor or its Affiliate (as applicable) ceases to meet the aforesaid condition.

(ii) Subject to Section 2.1(i), at each election of the directors of the Board, each Shareholder shall vote at any meeting of members, such number of Equity Interests as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Equity Interests to keep the size of the Board at up to ten (10) directors and in addition (a) as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to this Section 2.1 and (b) against any nominees not designated pursuant to this Section 2.1. As of the Closing, the Series A-1 Director shall be ZENG Liqing; the Series A-2 Director shall be Huang Yan; the Series B Directors shall be Ronald Cao (appointed by Lightspeed) and Zhe WEI; the Series C Director shall be LI Zhen (appointed by FountainVest); and the Ordinary Directors shall be Yi DUAN, Xi ZENG, Jiancheng LI, and another two (2) persons appointed by the Ordinary Shareholders. In the event that the Ordinary Shareholders only elect three (3) directors to the Board (one of whom being Yi DUAN), then Yi DUAN shall be entitled to three (3) votes. In the event that the Ordinary Shareholders only elect four (4) directors to the Board (one of whom being Yi DUAN), then Yi DUAN shall be entitled to two (2) votes.

(iii) Any Person or group of Persons entitled to designate any individual to be elected as a director of the Board pursuant to this Section 2.1 shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote such Shareholder’s respective Equity Interests in support of the principle that a director to the Board designated pursuant to this Section 2.1 shall be removed from the Board with or without cause only upon the vote or written consent of the Shareholders entitled to designate such director pursuant to Section 2.1, and each such holder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 2.1, as the director whose seat was vacated.

2.2 Alternates. Subject to applicable Law, each of the Series A Directors, Series B Directors and Series C Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

2.3 Board Meetings, Quorum and Vote. The Company shall hold a Board meeting at least every three (3) months. A quorum for a Board meeting shall consist of seven (7) directors, including the Series A-2 Director, the Series B Directors and the Series C Director. Subject to Section 3.1, any resolution of the Board shall be made by a simple majority of all the votes cast at the Board meeting. In the event of a deadlock in respect of a particular matter (i.e., 5 votes in favor, 5 votes against such matter), Yi DUAN shall be entitled to a casting vote. The Company shall promptly reimburse each member of the Board of Directors that participates in or attends Board and/or committee meetings for all reasonable, documented expenses incurred in connection with such participation or attendance, including without limitation round-trip travel and lodging and/or long-distance telephone charges.

2.4 Boards of Other Group Companies. Subject to Section 2.1(i), as soon as practicable and no later than 150 days after Closing, each of the Group Companies shall pass necessary corporate actions to allow each of Lightspeed, VKC and FountainVest to appoint and maintain one director respectively in each Group Company and each other Group Company shall maintain the same directors and the same composition of the Board as that of the Company. Each of the Group Companies, the Founders and the Founder Vehicles (collectively, the “Covenantors”) shall take all steps required to give effect to the first sentence of this Section 2.4.

2.5 Observer. FountainVest shall each be entitled to appoint one observer seat at the Board in a non-voting capacity.

2.6 Establishment of Committees. There shall be at least one Investor Director on each of the three committees of the Board (namely, the compensation and nomination committee, the audit committee and the investment and decision-making committee). The Board shall determine which of them shall be represented on such committee, it being agreed that each Series of Preferred Equity Interests shall only be entitled to have one Investor Director represented on a committee of the Board.

2.7 Additional Covenants. Each Covenantor shall ensure that the rights granted hereunder are effective and that the Parties enjoy the benefits hereof. Each Covenantor shall not avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Covenantors, and each Covenantor shall, at all times in good faith take action as appropriate in the carrying out of all of the provisions of this Agreement. Except for the Control Documents, each Covenantor agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Equity Interests or deposit any Equity Interests in a voting trust or other similar arrangement.

3.	Protective Provisions.

3.1 Board Approval. In addition to any other rights provided by Laws and the Memorandum and Articles and subject to Section 3.2 and Section 3.3, the Company shall not, and each other Covenantor shall cause the Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without obtaining written consent of a majority of the members of the Board of Directors (other than in the case of items (i), (vi), (xii), (xv) and (xxi) below, which shall require the written consent of two thirds (2/3) of members of the Board of Directors), unless such action is an approved item in the annual budget and business plan duly approved by the Board:

(i) create, authorize, issue, repurchase or redeem any Equity Security of the Company (excluding redemption or repurchase of Equity Interests pursuant to this Agreement and the Memorandum and Articles or upon termination of an employee or consultant pursuant to a restricted equity interest purchase agreement), or otherwise change the authorized or issued equity interest capital of the Company;

(ii) amend or alter the business scope of the Company, except for increase of business scope similar to the business of the Company substantially as now conducted for the operational needs;

(iii) approve and amend the annual budget and business plans;

(iv) create or decide the operation plan or investment plan of the Company;

(v) liquidate or dissolve the Company;

(vi) amendment to any Charter Documents of the Company;

(vii) incur any items of expenditure or indebtedness in excess of USD500,000;

(viii) outside the normal scope of business, sell or dispose of any business or assets of any Group Company with any value in excess of USD500,000 (for purposes hereof, a disposal including but without limitation to any sale, transfer, granting, licensing, abandonment, mortgage, pledge);

(ix) enter into any agreement regarding an asset transfer outside the ordinary course of business, licensing of intellectual property rights out of the ordinary course of business, acquisition or a liquidation event;

(x) involve in any litigation, arbitration, administrative or other legal proceedings with a dispute amount exceeding USD500,000;

(xi) any action that results in the payment or declaration of a dividend on any Equity Interests;

(xii) change the size of the board of directors of the Company or the method of selecting members of the Board;

(xiii) appoint or remove any of the Chief Executive Officer or Chief Financial Officer of the Company;

(xiv) appoint, remove or change the auditors of the Company or make any material change in the accounting or financial policies of the Company;

(xv) establish and change the size of the employee stock option plan (including ESOP) and grant options under the employee stock option plan (including ESOP);

(xvi) approve or change any interested party transactions;

(xvii) approve, permit or cause any of the Group Companies to:

(a) establish any Subsidiary,

(b) establish any joint venture or partnership or material alliance with any Person;

(xviii) loan to any Person;

(xix) change any authorized signatory of any bank account of any Group Company or its Subsidiaries;

(xx) take any facilities and/or providing any loans or guarantees in any form that, together with all other indebtedness and guarantee outside the annual budget duly approved;

(xxi) determine the timing, offering price or place of listing of a Qualified IPO; and

(xxii) authorize, agree or undertake to do any of the foregoing.

3.2 Series B Investor Approval. In addition to any other vote or consent required herein, by the Memorandum and Articles or by Law, the Company shall not, and each other Covenantor shall cause the Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without obtaining in advance the affirmative vote or written consent of the Series B Majority:

(i) effecting any amendment, alteration or repeal of any provision of the Charter Documents of the Company that alters or changes the voting or other powers, preferences, special rights, privileges or restrictions of such Series B Preferred Equity Interests (whether by merger, consolidation or otherwise) so as to have a material adverse effect on the Series B Preferred Equity Interests; or

(ii) the Company to approve, authorize or make any financing plan, including by way of authorizing, issuing, repurchasing or redeeming any Equity Security of the Company, or otherwise changing the authorized or issued equity interest capital of the Company, and determining the timing, offering price or place of listing of a Qualified IPO, provided that, such additional approval requirement shall not apply (i) with respect to any financing completed on or prior to the first (1st) anniversary of June 17, 2014, if the amount of the financing implies a pre-money valuation of the Company immediately prior to such financing that is equal to 125% of the post-money valuation of the Company immediately following June 17, 2014, i.e. US$500,000,000, and (ii) with respect to any financing completed after the first (1st) anniversary of June 17, 2014 but on or prior to the second (2nd) anniversary June 17, 2014, if the amount of the financing implies a pre-money valuation of the Company immediately prior to such financing that is equal to 137.5% of the post-money valuation of the Company immediately following June 17, 2014, i.e. US$625,000,000.

3.3 Series C Lead Investor Approval. In addition to any other vote or consent required herein, by the Memorandum and Articles or by Law, the Company shall not, and each other Covenantor shall cause the Company and any Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without obtaining in advance the affirmative vote or written consent of the Series C Lead Investor, individually, or, one or more Preferred Shareholders who hold, collectively, no less than seventy-five percent (75%) of voting power of the then outstanding Series C Preferred Equity Interests:

(i) create, authorize, issue, repurchase or redeem any Equity Security of the Company (excluding redemption or repurchase of Equity Interests pursuant to this Agreement and the Memorandum and Articles or upon termination of an employee or consultant pursuant to a restricted equity interest purchase agreement), or otherwise change the authorized or issued equity interest capital of the Company;

(ii) approve any Change of Control;

(iii) any reorganization, consolidation, sale, transfer, dilution of interest in, liquidation, or dissolution of any Group Company;

(iv) amendment to any Charter Documents of the Company or any material amendments to any Charter Documents of any other Group Company in the nature of material amendments to the authorized or registered equity interest capital;

(v) appoint or remove the Chief Executive Officer of the Company;

(vi) establishment, termination, or change in the size of any employee stock option plan (including the ESOP);

(vii) approve or change any interested or related party transactions (it being understood for purposes of this provision that a related party transaction shall mean any transaction between a Group Company and any Person who holds more than 5% of the Equity Securities of any Group Company);

(viii) amendment or termination of any of the Control Agreements which materially diminishes the rights of the WFOE;

(ix) any initial public offering that is not Qualified IPO; and

(x) authorize, agree or undertake to do any of the foregoing.

3.4 Shareholder Approval. In addition to any other vote or consent required herein, by the Memorandum and Articles or by Law, the Company shall not, and each other Covenantor shall cause the Company and any Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) in without obtaining in advance the affirmative vote or written consent of (a) holders of Preferred Equity Interests representing 75% of the issued and outstanding Preferred Equity Interests, and (b) holders of Equity Interests representing 75% of the issued and outstanding equity interest capital (on an as-converted basis):

(i) outside the normal scope of business, sell, license or dispose of any business or assets of any Group Company with any value in excess of USD5,000,000 (for purposes hereof, a disposal including but without limitation to any sale, transfer, granting, licensing, abandonment, mortgage, pledge);

(ii) incur any items of indebtedness in excess of USD5,000,000 (except as may be contemplated in the annual budget and business plan);

(iii) any action that results in the payment or declaration of a dividend on any Equity Interests;

(iv) change the size of the board of directors of the Company or the method of selecting members of the Board;

(v) appoint, remove or change the auditors of the Company;

(vi) enter into any agreement regarding an asset transfer outside the ordinary course of business, licensing of intellectual property rights out of the ordinary course of business, acquisitions outside of the ordinary course of business or a liquidation event; and

(vii) authorize, agree or undertake to do any of the foregoing.

4.	Information and Inspection Rights.

4.1 Delivery of Financial Statements. The Company shall, and each other Covenantor shall cause the Company to, deliver to each Preferred Shareholder the following documents or reports:

(i) as soon as practicable, but in any event within four (4) months after the end of each fiscal year, the audited consolidated income statements and statements of cash flows of the Group for such fiscal year, and the audited consolidated balance sheet of the Group as of the end of such fiscal year, prepared in accordance with Applicable Accounting Principles and audited by a Qualified Accounting Firm;

(ii) as soon as practicable, but in any event within twenty (20) days after the end of each calendar month, the management accounts of each Group Company for such calendar month, prepared in accordance with Applicable Accounting Principles and compared against the Company’s business plan, and information regarding key operating metrics and any other information reasonably requested by any of the Preferred Shareholders;

(iii) as soon as practicable, but in any event within forty five (45) days after the end of each quarter, the management accounts of each Group Company for such quarter, prepared in accordance with Applicable Accounting Principles, and information regarding key operating metrics and any other information reasonably requested by any of the Preferred Shareholders;

(iv) as soon as practicable, but in any event within thirty (30) days prior to the beginning of each fiscal year, a consolidated and detailed annual budget and business plan for the such fiscal year for the Group;

(v) promptly, notices of all material actions, suits, claims, proceedings, investigations, inquiries or any other event that has or would reasonably be expected to have a material adverse effect on any Group Company or its businesses, prospects, conditions, assets or properties; and

(vi) any other information the Preferred Shareholders may reasonably request, with respect to the financial, business and legal information of the Group.

4.2 Inspection. Each Covenantor shall cause each Group Company to, permit each Preferred Shareholder or its duly designated counsels, officers, employees, agents or other representatives, during normal business hours following reasonable notice, to visit and inspect the relevant Group Company, its Subsidiaries, any of the properties of the Group Company or its Subsidiaries, and to examine the books of account, records, minutes, lease agreements, license, agreement, details of the account receivable, Intellectual Properties and lists of suppliers and clients of each Group Company and its Subsidiaries, and to discuss the affairs, finances and accounts of each Group Company and its Subsidiaries with the directors, officers, management employees, accountants, legal counsel and investment bankers of such entities, provided that it shall not materially adversely impact the normal business operation of the relevant Group Company or its Subsidiaries.

5.	Preemptive Rights.

5.1 Preemptive Right. The Company hereby grants to each Preferred Shareholder a right (the “Preemptive Right”) to purchase, up to its pro rata equity interest (and any overallotment, as provided in Section 5.3 below) of any New Securities in the proportions set forth in this Section 5.1. Each Preferred Shareholder’s “pro rata equity interest” for the purposes of this Section 5.1 shall be determined according to the aggregate number of the Ordinary Equity Interests held by such Preferred Shareholder on an as-converted and fully diluted basis immediately prior to the issuance of the New Securities in relation to the aggregate number of the Ordinary Equity Interests then issued and outstanding immediately prior to the issuance of the New Securities (treating for this purpose Preferred Equity Interests on an as-converted and fully diluted basis).

5.2 Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preferred Shareholder a written notice (an “Issuance Notice”) of such intention, describing (i) the type and number of the New Securities, (ii) the identity of the prospective subscriber, (iii) the price and the general terms upon which the Company proposes to issue the same, and (iv) other information which may have a significant impact on the Preferred Shareholders to decide whether or not to exercise its Preemptive Right. Each of the Preferred Shareholders shall have forty five (45) days after the receipt of the Issuance Notice to agree to exercise the Preemptive Right for the price and upon the terms specified in the Issuance Notice by giving a written notice to the Company and stating therein the quantity of the New Securities to be purchased.

5.3 Overallotment. If any Preferred Shareholder or any other Shareholders with preemptive rights of any kind fails to exercise its Preemptive Right or other relevant right to purchase its full pro rata equity interest of any New Securities (each, a “Non-Exercising Shareholder”), the Company shall, within five (5) days after the expiration of the forty five (45) day period described in Section 5.2 above or other time limit to exercise the Preemptive Rights, deliver a written notice specifying the aggregate number of unpurchased New Securities that were eligible for purchase by all Non-Exercising Shareholders (the “Remaining Securities”) to each Preferred Shareholder that exercised its right to purchase its full pro rata equity interest of the New Securities (each, an “Exercising Shareholder of Preemptive Rights”). Each Exercising Shareholder of Preemptive Rights shall have a right of overallotment, and may exercise an additional right to purchase the Remaining Securities by notifying the Company in writing within ten (10) days after receipt of the notice by the Company pursuant to the prior sentence of this Section 5.3; provided, however, that if the Exercising Shareholders of Preemptive Rights desire to purchase in aggregate more than the number of the Remaining Securities, then the Remaining Securities will be allocated to the extent necessary among the Exercising Shareholders of Preemptive Rights in accordance with their relative pro rata equity interests determined according to the aggregate number of all Ordinary Equity Interests held by an Exercising Shareholder of Preemptive Rights in relation to the aggregate number of all Ordinary Equity Interests held by all Exercising Shareholders of Preemptive Rights who participate in such allocation step immediately prior to the issuance of the New Securities, each calculated on an as-converted and fully diluted basis.

5.4 Procedure. If any Preferred Shareholder exercises its Preemptive Rights to subscribe and purchase the New Securities, as the case may be, its overallotment, the payment for the New Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such New Securities to be purchased, at a time and place agreed to by the Company and all the participating Preferred Shareholders.

5.5 Sales by the Company. For a period of ninety (90) days following the expiration of the forty five (45)-day period as described in Section 5.2 above (or the ten (10)-day period described in Section 5.3 above, if applicable), the Company may sell any New Securities with respect to which the Preferred Shareholders’ rights under this Section 5 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such ninety (90) day-period, the Company shall not and the other Covenantors shall cause the Company not to thereafter issue or sell any New Securities, without first again offering such securities to the Preferred Shareholders in the manner provided in this Section 5.

5.6 Investment in other Person. If any Group Company proposes to invest in any Equity Securities of other Person, the Covenantors shall guarantee that the Preferred Shareholders shall have the right to subscribe or purchase, up to its pro rata equity interest of any Equity Security in such Person which any Group Company proposes to invest. Each Preferred Shareholder’s “pro rata equity interest” for the purposes of this Section 5.6 shall be determined in accordance with the Equity Interests on a fully-diluted and as-converted basis immediately after the Closing contemplated in Series C Equity Interests Purchase Agreement.

6.	Equity Interest Transfer Rights and Restrictions; Investment Restrictions

6.1 Prohibition on Transfer of Equity Interests.

(i) Prohibited Transfers Void. Any Transfer of Equity Securities of the Company by any Party not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(ii) Ordinary Shareholders. Each of the Founders and the Founder Vehicles shall not circumvent or otherwise avoid the transfer restrictions set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person, or otherwise. Each of the Founders and the Founder Vehicles further agrees that, so long as such Founder or Founder Vehicle is bound by this Agreement, the Transfer of any Equity Securities of the Company by any Founder or Founder Vehicle without the prior written consent of the Series A Directors, the Series B Directors and the Series C Director shall be prohibited, and each of such Founders and the Founder Vehicles agrees not to make, cause or permit any such Transfer of any Equity Securities of the Company by such Founder or Founder Vehicle without the prior written consent of the Series A Directors, the Series B Directors and the Series C Director. Any purported Transfer of any Equity Securities of the Company by any Founder or Founder Vehicle in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any Founder or Founder Vehicle) shall recognize any such Transfer, sale or issuance.

(iii) Preferred Shareholders. The Preferred Shareholders may Transfer any Equity Securities of the Company now or hereafter owned or held by them subject to compliance with Section 6.5 below, provided that such transferee shall have executed and delivered such documents and take such other actions as may be necessary for it to join in and be bound by the terms of this Agreement as a “Preferred Shareholder”, and provided further that during the period starting from the Closing Date and until the third (3rd) anniversary thereof (the “Competitor Restriction Period”), the Preferred Shareholders may not Transfer any Equity Securities of the Company to any Competitor of the Group Companies, without the prior consent of the Board. Notwithstanding the foregoing, if any Series A Investor wishes to transfer any Equity Securities of the Company before the Qualified IPO, such Series A Investor shall notify such equity interest transfer to the Founders and the Company and, within twenty (20) days after the receipt of such notice, the Founders, or their designated third party shall have the right of first refusal to purchase the transferred Equity Securities on the same price and terms set forth in such notice. For purposes of this Agreement, a “Competitor of the Group Companies” means any company (and their respective Affiliates) that is primarily engaged in the business of an online real estate transaction platform (for purposes of clarity, it shall be limited to the selling of new houses and secondary houses); provided, that for purposes of this definition only, “Affiliates” shall not include any financial or corporate investor shareholders of such company that do not otherwise Control such company; and provided further, notwithstanding the foregoing, “Competitor of the Group Companies” shall exclude such Persons in whom any of the Investors has made its investment in such Person prior to the date of execution of the Series C Equity Interests Purchase Agreement.

(iv) Notwithstanding the foregoing, the provisions under this Section 6.1 shall not apply to any Permitted Transfer.

6.2 Right of First Refusal over Ordinary Equity Interests.

(i) Transfer Notice. Subject to Section 6.1, if any Ordinary Shareholder proposes to sell any Equity Securities of the Company (such holder, a “Transferor”) to one or more third parties (the “Third Party Purchaser”), then the Transferor shall give the Company and each Preferred Shareholder a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (a) a description of the Equity Securities of the Company to be transferred (the “Offered Equity Interests”), (b) the identity of the Third Party Purchaser(s) (including the identity of the ultimate beneficial owner), (c) the consideration and the material terms and conditions upon which the proposed Transfer is to be made; and (d) any other information which may have a significant impact on such Preferred Shareholder to decide whether or not to exercise its right of first refusal. The Transfer Notice shall certify that the Transferor has received a bona fide offer or proposal from the Third Party Purchaser and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(ii) Preferred Shareholders’ Option.

(a) Each Preferred Shareholder shall have an option for a period of forty five (45) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective pro rata equity interest of the Offered Equity Interests set out in the Transfer Notice at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Equity Interests that it wishes to purchase. For the purposes of this Section 6.2(ii)(a), each such Preferred Shareholder’s “pro rata equity interest” of the Offered Equity Interests shall be equal to (A) the total number of Offered Equity Interests set out in the Transfer Notice, multiplied by (B) a fraction, the numerator of which shall be the aggregate number of Equity Interests (calculated on an as-converted basis) held by such Preferred Shareholder on the date of the Transfer Notice and the denominator of which shall be the aggregate number of Equity Interests (calculated on an as-converted basis) held by all Preferred Shareholders on such date.

(b) If any Preferred Shareholder fails to exercise its right to purchase its full pro rata equity interest of the Offered Equity Interests, the Transferor shall deliver a written notice (the “Second Notice”) within five (5) days after the expiration of the Option Period to the Company and each of the other Preferred Shareholders (the “Remaining Preferred Shareholders”). The Remaining Preferred Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Equity Interests by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Second Notice (the “Additional Option Period”). Each Remaining Preferred Shareholder’s pro rata equity interest of the unpurchased Offered Equity Interests shall be equal to (A) the number of unpurchased Offered Equity Interests, multiplied by (B) a fraction, the numerator of which shall be the aggregate number of Ordinary Equity Interests (calculated on an as-converted basis) held by such Remaining Preferred Shareholder on the date of the Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Equity Interests (calculated on an as-converted basis) held by all Remaining Preferred Shareholders on such date; provided, however, the Company shall coordinate with the Remaining Preferred Holders during this Additional Option Period to ensure that the Remaining Preferred Holders will be able to subscribe for all of the remaining Offering Equity Interests if so desired during the Additional Option Period, and that in the event there will be any remaining Offered Equity Interests during the Additional Option Period process, each Remaining Preferred Holders shall have the right to subscribe for the remaining Offered Equity Interests that are not being subscribed for by the other Remaining Preferred Holders on a pro rata basis in the manner set forth in this sentence until all of the remaining offering Offered Equity Interests have been subscribed.

(c) Subject to applicable securities Laws, each such Preferred Shareholder shall be entitled to apportion Offered Equity Interests to be purchased among its Affiliates, provided that such Preferred Shareholder notifies the Company and the Transferor in writing, and provided that, during the Competitor Restriction Period, such Affiliates are not Competitors of the Group Companies.

(iii) Procedure. If any Preferred Shareholder gives the Transferor notice that it desires to purchase the Offered Equity Interests, and, as the case may be, its re-allotment, then payment for the Offered Equity Interests to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Equity Interests to be purchased, at a time and place agreed to by the Transferor and all the participating Preferred Shareholders.

(iv) Expiration Notice. Within ten (10) days after expiration of the Option Period or, to the extent that the Preferred Shareholders do not exercise their rights of first refusal to the fullest extent available to such Preferred Shareholders, the Additional Option Period (as the case may be), the Company will give a written notice (the “First Refusal Expiration Notice”) to the Transferor and each of the Preferred Shareholders specifying either (i) that all of the Offered Equity Interests were purchased by the Preferred Shareholders; or (ii) that the Preferred Shareholders have not purchased all of the Offered Equity Interests and that the Transferor is any of the Founders, Founder Vehicles and members of the key management of the Group Companies in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion of the unpurchased Offered Equity Interests for the purpose of co-sale rights described in Section 6.3 below.

(v) Valuation of Property.

(a) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the participating Preferred Shareholders shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b) If the Transferor and the participating Preferred Shareholders cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser jointly selected by the Transferor and the Preferred Shareholders that have elected to purchase a majority of the Offered Equity Interests, or, if they cannot agree on an appraiser within the Option Period, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(c) The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the participating Preferred Shareholders, as applicable, on the other hand, with the portion of the cost borne by the participating Preferred Shareholders to be borne on a pro rata basis by each participating Preferred Shareholder based on the number of Offered Equity Interests such Preferred Shareholder has elected to purchase pursuant to this Section 6.2.

(d) If the value of the purchase price in the Transfer Notice is not determined within the Option Period, the closing of the purchase of Offered Equity Interests by the participating Preferred Shareholders shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 6.2(v).

(vi) Notwithstanding the foregoing, the provisions under this Section 6.2 shall not apply to any Permitted Transfer.

6.3 Right of Co-Sale.

(i) In the event that the Transferor is any of the Founders, Founder Vehicles and members of the key management of the Group Companies and to the extent that not all of the Offered Equity Interests have been purchased by the Preferred Shareholders in accordance with Section 6.2 above, each holder of Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests and Series C Preferred Equity Interests (to the extent that it has not exercised the right of first refusal under Section 6.2 above) shall have the right, exercisable upon a written notice to the Transferor and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the Transfer of the remaining Offered Equity Interests on the same terms and conditions as set forth in the Transfer Notice, to the Third Party Purchasers identified in the Transfer Notice (but in no event less favorable to the Transferor) (such participating holder of Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests or Series C Preferred Equity Interests, a “Selling Shareholder”). The Co-Sale Notice to the Transferor shall indicate the number of Equity Securities the relevant Selling Shareholder wishes to sell under its co-sale right, which shall not exceed such Selling Shareholder’s Co-Sale Pro Rata Portion (as defined below) or the total number of the Equity Interests held by such Selling Shareholder immediately prior to such Transfer (as applicable). To the extent one or more Selling Shareholders exercise such co-sale right in accordance with the terms and conditions set forth below, the number of remaining Offered Equity Interests that the Transferor may sell in the Transfer shall be correspondingly reduced proportionally.

(ii) Except as otherwise stipulated in Section 6.3, each Selling Shareholder may sell all or any part of that number of Ordinary Equity Interests (calculated on an as-converted basis) held by it that is equal to the product obtained by (a) the aggregate number of the remaining Offered Equity Interests subject to the co-sale right hereunder, multiplied by (b) a fraction, the numerator of which is the number of Ordinary Equity Interests (on an as-converted basis) owned by such Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total combined number of Ordinary Equity Interests (calculated on an as-converted basis) held by all Selling Shareholders on such date (the “Co-Sale Pro Rata Portion”).

(iii) Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the Third Party Purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities of the Company which such Selling Shareholder elects to sell; provided, however that if the Third Party Purchaser objects to the delivery of Equity Securities in lieu of Ordinary Equity Interests, such Selling Shareholder shall only deliver Ordinary Equity Interests (and therefore shall convert any such Equity Securities into Ordinary Equity Interests) and certificates corresponding to such Ordinary Equity Interests. The Company agrees to make any such conversion concurrent with the actual transfer of such equity interests to the purchaser and contingent on such transfer and the Company’s register of members shall be updated accordingly and the Company further agrees to re-issue certificates in smaller numbers in order to facilitate the transfer of Equity Securities contemplated hereby.

(iv) The equity interest certificate or certificates that a Selling Shareholder delivers to the Transferor pursuant to (iii) above shall be transferred to the Third Party Purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall remit, or cause the Third Party Purchaser to concurrently therewith to remit, to such Selling Shareholder that portion of the sale proceeds to which such Selling Shareholder is entitled by reason of its participation in such sale.

(v) The Transferor shall use best efforts to negotiate with the prospective purchaser such that no Selling Shareholder will be required to make any representation, covenant or warranty in connection with such Transfer, other than as to such Selling Shareholders’ organization and ownership and authority to sell, free of liens, claims and encumbrances, the Equity Interests proposed to be sold by such Selling Shareholder.

(vi) To the extent that any Third Party Purchaser prohibits the participation of a Selling Shareholder from exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase equity interests or other securities from a Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such Third Party Purchaser any Equity Securities unless and until, simultaneously with the subject Transfer, (i) the Transferor shall have procured the Third Party Purchaser or have found another Third Party Purchaser to purchase such Selling Shareholder’s Co-Sale Pro Rata Portion of all Equity Interests held by such Selling Shareholder or (ii) the Transferor shall purchase such Equity Securities from such Selling Shareholder, in each case, upon the same term and conditions (including the purchase price) as set forth in the Transfer Notice.

(vii) Notwithstanding the foregoing, the provisions under this Section 6.3 shall not apply to any Permitted Transfer.

6.4 Non-Exercise of Rights.

(i) To the extent that the Preferred Shareholders have not exercised their rights to purchase all Offered Equity Interests within the time periods specified in Section 6.2, subject to the right of the holders of Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests and the Series C Preferred Equity Interests to exercise their rights to participate in the sale of Offered Equity Interests within the time periods specified in Section 6.3, the Transferor shall have a period of ninety (90) days from the expiration of such rights specified in Section 6.2 and Section 6.3 to sell the remaining Offered Equity Interests to the Third Party Purchaser identified in the Transfer Notice at the same price and upon terms and conditions no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with any applicable securities Laws. The Parties agree that the Third Party Purchaser, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement with respect to the Offered Equity Interests, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

(ii) In the event the Transferor does not consummate the sale or disposition of any Offered Equity Interests within such ninety (90) day period, the rights of the Preferred Shareholders under Section 6.2 and Section 6.3 shall be re-invoked and shall be applicable to any subsequent disposition of such Offered Equity Interests by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(iii) The exercise or non-exercise of the rights of the Preferred Shareholders under Section 6.2 and Section 6.3 to purchase Equity Securities of the Company from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities of the Company or subsequently participate in sales of Equity Securities by the Transferor hereunder.

6.5 Legend.

(i) Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Shareholder other than the Preferred Shareholders shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(ii) Each of the Founders and the Founder Vehicles agrees that the Company may instruct its transfer agent to impose transfer restrictions on the equity interests represented by certificates bearing the legend referred to in Section 6.5(i) above to enforce the provisions of this Agreement and the Company agrees to promptly do so.

6.6 Restrictions on Investors’ Further Investment

For so long as any Investor (a) has the right to appoint one or more directors in the Board and such director(s) is or remains seated on the Board and (b) holds five percent (5%) or more of the Equity Securities of the Company (calculated on a fully diluted and as converted basis), such Investor shall not make any investment in any Competitor of the Group Companies, unless approved by the Board. For the avoidance of doubt, if such Investor makes such an investment without the approval of the Board, it shall agree to forego its right to appoint one or more directors in the Board and reduce its holdings of Equity Securities of the Company to less than five percent (5%) of the Equity Securities of the Company (calculated on a fully diluted and as converted basis). The foregoing restriction shall expire upon the earlier of the Competitor Restriction Period or a Qualified IPO.

7.	Additional Agreements; Other Covenants.

7.1 Registration Rights.

The Company hereby grants to the Preferred Shareholders such registration rights as set forth on Schedule VII.

7.2 Compliance. Each Covenantor shall cause each Group Company to use its best efforts to cause any direct or indirect Subsidiary or entity Controlled by the Company, including without limitation the other Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, each Group Company shall not, and the Founders shall cause the Company not to, and the Covenantors shall cause their respective Affiliates, officers, directors, and representatives not to, directly or indirectly, (i) offer or give anything of value to any official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business, (ii) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (iii) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books and records of such Group Company.

7.3 PRC Matters.

(i) The Covenantors shall ensure that all filings and registrations with the relevant PRC Governmental Authorities required in respect of the Group Companies, the Founders and Founder Vehicles, including the registrations with the Ministry of Commerce (or any predecessors), the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), tax bureau and the local counter part of each of the aforementioned Governmental Authorities, as applicable, shall be duly completed in accordance with the relevant Laws.

(ii) If any Shareholder or beneficiary owner of Equity Interests of the Company, including, without limitation, Ordinary Equity Interests and Preferred Equity Interests, or any other Equity Securities (each, a “Company Security Holder”) is a “Domestic Resident” as defined in the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Overseas Special Purpose Companies issued by SAFE on July 4, 2014 (as supplemented by implementing rules and regulations, and by any successor rule or regulation under PRC Law, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing, “Circular 37”) and is subject to the SAFE registration or reporting requirements under Circular 37, in each case as determined by the Board of Directors or counsel to the Company, and to the extent practicable with SAFE, the Company shall and the Founders and Founder Vehicles shall cause such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 as determined in the sole discretion of the Board of Directors or counsel to the Company. The Group Companies and the Founders shall fully comply with all applicable PRC Laws relating to the filing, registration and reporting to SAFE or any of its local counterparts with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

(iii) The Parties hereby acknowledge and agree that, as part of the consideration for the Series A Investors’, Series B Investors’ and Series C Investors’ subscription of Preferred Equity Interests and other valuable consideration, the Company and any of its current or future Subsidiaries have the option, exercisable by the Company or any of its current or future Subsidiaries, as the case may be, at any time (provided that such purchase by the Company or any of its current or future Subsidiaries is permitted under the then applicable Laws of the PRC) to purchase or transfer to an Affiliate of the Company the entire equity interest of any Controlled Entity from the shareholders of such Controlled Entity at the lowest amount permitted under the then applicable Laws of the PRC. The Parties further agree to effect such transfer of equity interest in the Controlled Entity upon receipt of the written request of the Preferred Shareholder Special Majority, provided that such transfer shall at the time of such request be permissible under the then applicable Laws of the PRC.

7.4 Memorandum and Articles. The Shareholders agree that in the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects as regards the Parties (other than the Company). The Shareholders (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties (other than the Company) shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

7.5 Qualified IPO. The Company shall, as soon as reasonably practicable and in any event within five (5) years from the Closing, seek, and the Founders and Founder Vehicles shall use commercially reasonable effort to cause, a Qualified IPO. The Company, the Founders and Founder Vehicles shall, and shall cause the other shareholders of the Company to, take all steps consistent with requirements of law and/or regulations set forth and amended from time to time by the regulatory bodies in the jurisdiction where the Qualified IPO is to take place to minimize lock-up of the Conversion Equity Interests in the event of a Qualified IPO. The Preferred Shareholders shall use their respective commercially reasonable best endeavors and exploit their sources, upon reasonable requirement by the Company, to support and assist the Company to consummate the Qualified IPO.

7.6 D&O Insurance. Prior to the occurrence of the Qualified IPO, the Company shall, and the Founders and Founder Vehicles shall procure the Company to, obtain for the directors (including the Investor Directors) insurance against liability for negligence, default, breach of duty or breach of trust incurred in the course of discharging their duties as directors or officers of the Company, including without limitation, directors and officers liability insurance in an agreed insured amount on terms and policy limits satisfactory to the Board.

7.7 Indemnification Agreements. Prior to the occurrence of the Qualified IPO, the Company shall enter into indemnification agreements with the Investor Directors and the Investors in form and substance reasonably satisfactory to such Investors.

7.8 Regulatory Compliance. As soon as practicable after the Closing, each Warrantor shall, and shall use its best efforts to cause all shareholders of each Group Company, and any successor entity or Controlled affiliate of any Group Company to, timely complete all required registrations and other procedures with applicable Governmental Authorities (including without limitation SAFE) as and when required by applicable Laws. The Company, the Founders and the Founder Vehicles shall ensure that, prior to the commencement of initial public offering by the Company, each entity described above and its respective shareholders are in compliance with such requirements and that there is no barrier to repatriation of profits, dividends and other distributions from the PRC Subsidiaries (or any successor entity) to the Company; provided however, that the Warrantors shall not be held in breach of this Agreement if the non-compliance incurs due to the change of PRC Law and practice (such practice shall be accepted by both Company and the Investors through reasonable verification) as long as they have made best efforts to comply with such changed law within reasonable time.

7.9 Business of the Company, BVI Holdco and HK Holdco. The business of the Company shall be restricted to the holding of equity interests or equity interest in the BVI Holdco, HK Holdco and the WFOE. The business of the BVI Holdco shall be restricted to the holding of equity interests or equity interest in the HK Holdco and the WFOE. The business of the HK Holdco shall be restricted to the holding of equity interests or equity interest in the WFOE.

7.10 Business of the WFOE and the PRC Subsidiaries. Prior to entering into any new business other than those in the scope of the Business, the Company shall obtain written approval from the Board in accordance with this Agreement. Each Warrantor shall use its best efforts and take all necessary actions to implement and carry out the new business plan approved by the Board in accordance with this Agreement, including, without limitation, hiring employees, renting office space, employing legal and technical consultants and undertaking other customary business activities. From the Closing and until the new business plan is duly amended in accordance with all necessary procedures, the business of the WFOE and the PRC Subsidiaries, and other Group Companies shall be limited to the Business.

7.11 Non-Compete. Each of the Founders hereby jointly and severally undertakes to the Preferred Shareholders that he will not and he will procure the other Key Members (as defined in the Series C Equity Interests Purchase Agreement), not to compete with the Group during the term of their employment with any Group Company and for a term of not less than two years after terminating the employment relationship with the Group Companies, provided that for the purpose of such non-competition restriction, the scope shall be limited to the business of online real estate agency.

7.12 Employee Matters. Prior to the Qualified IPO, the PRC Subsidiaries and the WFOE shall take necessary actions to comply with all applicable PRC labor Laws in all material respects, except where the failure to do so would not have a Material Adverse Effect.

8.	Tax Matters.

8.1 The Company shall comply, and the Covenantors shall cause all Group Companies to comply, with all record-keeping, reporting, and other requirements that any of the Investors inform the Company are necessary to enable such Investor to comply with any applicable tax rules. The Company shall, and the Covenantors shall cause all of the other Group Companies to, also provide each Investor with any information reasonably requested by such Investor to enable such Investor to comply with any applicable tax rules.

8.2 None of the Group Companies shall take, and the Company, the Founders and the Founder Vehicles shall not permit them to take, any action inconsistent with the treatment of the Company or any other Group Company as a corporation for United States federal income tax purposes or elect to be treated as an entity other than a corporation for United States federal income tax purposes. The Group Companies shall, and the Company, the Founders and the Founder Vehicles shall cause them to, provide to each Investor such information as such Investor may reasonably request at any time or from time to time in order to permit such Investor, any partners or affiliates of such Investor: (a) to prepare and file its income tax returns; (b) to determine whether any Group Company is or has been a Passive Foreign Investment Company for U.S. federal income tax purposes; and (c) to comply with tax law filing requirements (including the proper reporting of items of any Group Company if a qualifying electing fund election is made with respect to any Group Company).

8.3 The WFOE and PRC Subsidiaries shall comply with all applicable PRC Tax Laws in all material respects, except where the failure to do so would not have a Material Adverse Effect.

8.4 The cost incurred by any Group Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Group Company in taking the action, or causing the action to be taken, as described in this Section 8 shall be borne by the relevant Group Company.

9.	Redemption Right.

9.1 Redemption Right.

(i) At any time on or after June 12, 2019 (if there is no Qualified IPO), each of the holders of a majority of the then outstanding Series A-2 Preferred Equity Interests and Series B Preferred Equity Interests (as the case may be) shall have the right (the “Series A-2/B Redemption Right”) but not the obligation by delivering a written notice (the “Series A-2/B Redemption Notice”) to the Company, the Ordinary Shareholders and other Preferred Shareholders requiring the Company to redeem all or any part of the Series A-2 Preferred Equity Interests or Series B Preferred Equity Interests (as the case may be) then issued and outstanding, and, upon delivery of the Redemption Notice, the Company shall redeem that number of Series A-2 Preferred Equity Interests or Series B Preferred Equity Interests (as the case may be) specified in the Series A-2/B Redemption Notice then issued and outstanding at a per equity interest price (the “Series A-2 Redemption Price” or “Series B Redemption Price” as applicable) equal to 150% of its Original Issue Price, plus any dividend which have been declared (but which remain unpaid) in respect of the Series A-2 Preferred Equity Interests or Series B Preferred Equity Interests (as the case may be), as adjusted for equity interest split, equity interest dividends, combination, recapitalizations and similar events with respect to the Series A-2 Preferred Equity Interests or Series B Preferred Equity Interests (as the case may be).

(ii) At any time after the earlier of (a) the fifth anniversary of the Closing Date (if there is no Qualified IPO) or (b) any redemption initiated by the holders or Series A-2 Equity Interests or Series B Equity Interests pursuant to 9.1(i) above, each of the holders of a majority of the then outstanding Series C Preferred Equity Interests shall have the right (the “Series C Redemption Right”) but not the obligation by delivering a written notice (the “Series C Redemption Notice”) to the Company, the Ordinary Shareholders and other Preferred Shareholders requiring the Company to redeem all or any part of the Series C Preferred Equity Interests then issued and outstanding, and, upon delivery of the Series C Redemption Notice, the Company shall redeem that number of Series C Preferred Equity Interests that are specified in the Series C Redemption Notice then issued and outstanding at a per equity interest price (the “Series C Redemption Price”) equal to 150% of its Original Issue Price, plus any dividend which have been declared (but which remain unpaid) in respect of the Series C Preferred Equity Interests, as adjusted for equity interest split, equity interest dividends, combination, recapitalizations and similar events with respect to the Series C Preferred Equity Interests.

(iii) The closing of the redemption of the Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests or the Series C Preferred Equity Interests (as the case may be) (the “Redemption Closing”) shall take place no later than twelve (12) months after delivery of the applicable Redemption Notice (provided, that, for purposes of convenience in managing the redemption(s) contemplated hereunder, in the case of delivery of a Series C Redemption Notice pursuant to 9.1(ii)(b) above, the date of delivery of the Series C Redemption Notice shall be treated as the same date as the delivery date of the Series A-2/B Redemption Notice). At the Redemption Closing, the relevant Preferred Shareholders shall deliver certificates representing the Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests or Series C Preferred Equity Interests (as applicable) being redeemed. The Company shall deliver, by wire transfer of immediately available funds and at the relevant closing, payment in full of (a) the Series A-2 Redemption Price, Series B Redemption Price or Series C Redemption Price (as applicable), and (b), if the Company fails to pay the full amount of the Series A-2 Redemption Price, Series B Redemption Price or Series C Redemption Price (as applicable) on or prior to the date that is thirty days following the date of delivery of applicable Redemption Notice, an interest on the unpaid amount of the applicable Redemption Price, calculated based on a rate of 8.45% per annum (accrued daily) from the date of the applicable Redemption Notice to the date of actual payment. At the relevant closing, the relevant Preferred Shareholders and the Company shall execute such additional documents as may be necessary or appropriate to effect the redemption of the Series A-2 Preferred Equity Interests, the Series B Preferred Equity Interests or the Series C Preferred Equity Interests (as applicable). All of the Shareholders shall take such actions as may be necessary or appropriate to give effect to the Series A-2/B Redemption Right and/or the Series C Redemption Right (as applicable), including but not limited to voting, and causing and procuring the directors nominated respectively by them to vote, in favor of the redemption of the Series A-2 Preferred Equity Interests, the Series B Preferred Equity Interests or the Series C Preferred Equity Interests (as applicable).

(iv) Insufficient Funds. For the avoidance of doubt, in the event that the Company fails to pay the full redemption price in respect of each Series A-2 Preferred Equity Interest, Series B Preferred Equity Interest or Series C Preferred Equity Interest being redeemed at the time and place as stipulated in Section 9.1(iii), because it has inadequate funds legally available therefor, the funds that are legally available shall nonetheless be first distributed on the closing date ratably among the holders of Series C Preferred Equity Interests requested to be redeemed in proportion to the Series C Redemption Price each such holder is otherwise entitled to receive and, after all the Series C Redemption Price for Series C Preferred Equity Interests have been paid in full, the remaining portion of the Company’s funds that are legally available shall be distributed ratably among the holders of Series B Preferred Equity Interests requested to be redeemed in proportion to the Series B Redemption Price each such holder is otherwise entitled to receive, and after all the Series B Redemption Price for Series B Preferred Equity Interests have been paid in full, the remaining portion of the Company’s funds that are legally available shall be distributed ratably among the holders of Series A-2 Preferred Equity Interests requested to be redeemed in proportion to the Series A-2 Redemption Price each such holder is otherwise entitled to receive.

Thereafter, from time to time when any funds are legally available for the redemption of Series C Preferred Equity Interests, Series B Preferred Equity Interests and/or the Series A-2 Preferred Equity Interests, immediately as of each such time, such funds shall be paid and applied to pay in full the remaining amounts owed on each Series C Preferred Equity Interest, Series B Preferred Equity Interest or Series A-2 Preferred Equity Interest being redeemed (provided that no Redemption Price on Series B Equity Interests or Series A-2 Preferred Equity Interests shall be paid until full payment of the Series C Redemption Price on Series C Preferred Equity Interests having been paid first, and thereafter, no Series A-2 Redemption Price on Series A-2 Preferred Equity Interests shall be paid until full payment of the Series B Redemption Price on Series B Preferred Equity Interests having been paid first). For the avoidance of doubt, in any case, the full redemption price shall not be deemed to have been paid in respect of any Series C Preferred Equity Interest, Series B Preferred Equity Interest or Series A-2 Preferred Equity Interest and the redemption shall not be deemed to have been consummated in respect of any Series C Preferred Equity Interest, Series B Preferred Equity Interest or Series A-2 Preferred Equity Interest, and the holder of Series C Preferred Equity Interests, Series B Preferred Equity Interests or Series A-2 Preferred Equity Interests shall remain entitled to all of its rights, including (without limitation) its voting rights, in respect of such Series C Preferred Equity Interest, Series B Preferred Equity Interest or Series A-2 Preferred Equity Interest, and such Series C Preferred Equity Interest, Series B Preferred Equity Interest or Series A-2 Preferred Equity Interest shall remain “outstanding” for the purposes of this Agreement, until such time as the applicable Redemption Price in respect of such Series C Preferred Equity Interest, Series B Preferred Equity Interest or Series A-2 Preferred Equity Interest has been paid in full whereupon all such rights shall automatically cease.

10.	Liquidation Preferences.

10.1 Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), and subject to the provisions of the applicable Law:

(i) Before any distribution or payment shall be made to the holders of any Ordinary Equity Interests, Series A Preferred Equity Interests or Series B Preferred Equity Interests, each holder of Series C Preferred Equity Interests shall be entitled to receive, on a pari passu basis, an amount per Series C Preferred Equity Interest then held by such holder (the “Series C Preference Amount”) equal to the Series C Original Issue Price of such Series C Preferred Equity Interest, plus any dividends which have been declared (but which remain unpaid) in respect of such Preferred Equity Interest. If, upon any such liquidation, the assets of the Company shall be insufficient to make payment of the foregoing Series C Preference Amount in full on all Series C Preferred Equity Interests, then such assets shall be distributed among the holders of Series C Preferred Equity Interests, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii) After distribution or payment in full of the amount distributable or payable on the Series C Preferred Equity Interests pursuant to Section 10.1(i) and before any distribution or payment shall be made to the holders of any Ordinary Equity Interests and Series A Preferred Equity Interests, each holder of Series B Preferred Equity Interests shall be entitled to receive, on a pari passu basis, an amount per Series B Preferred Equity Interest then held by such holder (the “Series B Preference Amount”) equal to the Series B Original Issue Price of such Series B Preferred Equity Interest, plus any dividends which have been declared (but which remain unpaid) in respect of such Preferred Equity Interest. If, upon any such liquidation, the assets of the Company shall be insufficient to make payment of the foregoing Series B Preference Amount in full on all Series B Preferred Equity Interests, then such assets shall be distributed among the holders of Series B Preferred Equity Interests, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iii) After distribution or payment in full of the amount distributable or payable on the Series C Preferred Equity Interests pursuant to Section 10.1(i) and the Series B Preferred Equity Interests pursuant to Section 10.1(ii) and before any distribution or payment shall be made to the holders of any Ordinary Equity Interests and Series A-1 Preferred Equity Interest, each holder of Series A-2 Preferred Equity Interests shall be entitled to receive, on a pari passu basis, an amount per Series A-2 Preferred Equity Interest then held by such holder (the “Series A-2 Preference Amount”) equal to the Series A-2 Original Issue Price of such Series A-2 Preferred Equity Interest, plus any dividends which have been declared (but which remain unpaid) in respect of such Series A-2 Preferred Equity Interest. If, after distribution or payment in full of the amount distributable or payable on the Series C Preferred Equity Interests and the Series B Preferred Equity Interests pursuant to Sections 10.1(i) and 10.2(ii), respectively, the remaining assets of the Company available for distribution shall be insufficient to make payment of the foregoing Series A-2 Preference Amount in full on all Series A-2 Preferred Equity Interests, then such assets shall be distributed among the holders of Series A-2 Preferred Equity Interests, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iv) After distribution or payment in full of the amount distributable or payable on the Series A-2 Preferred Equity Interests pursuant to Section 10.1(iii), and before any distribution or payment to the holders of Ordinary Equity Interests, each holder of Series A-1 Preferred Equity Interests shall be entitled to receive, on a pari passu basis, an amount per Series A-1 Preferred Equity Interest then held by such holder (the “Series A-1 Preference Amount”) equal to the Series A-1 Original Issue Price of such Series A-1 Preferred Equity Interest, plus any dividends which have been declared (but which remain unpaid) in respect of such Series A-1 Preferred Equity Interest. If, after distribution or payment in full of the amount distributable or payable on the Series A-2 Preferred Equity Interests pursuant to Section 10.1(iii), the remaining assets of the Company available for distribution shall be insufficient to make payment of the foregoing Series A-1 Preference Amount in full on all Series A-1 Preferred Equity Interests, then such assets shall be distributed among the holders of Series A-1 Preferred Equity Interests, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(v) After distribution or payment in full of the amount distributable or payable on the Preferred Equity Interests pursuant to Section 10.1(i), Section 10.1(ii), Section 10.1(iii) and Section 10.1(iv), the remaining assets of the Company available for distribution to the Shareholders shall be distributed ratably among the holders of the outstanding Preferred Equity Interests (treating for this clause (v) all Preferred Equity Interests as if they had been converted into Ordinary Equity Interests immediately prior to such liquidation, dissolution or winding up of the Company) and the outstanding Ordinary Equity Interests.

10.2 Deemed Liquidation on Change of Control; Approval by Preferred Shareholder Special Majority. Unless waived in writing by the Preferred Shareholder Special Majority, a Change of Control shall be treated as a Liquidation Event pursuant to Section 10.1. Notwithstanding anything to the contrary in this Agreement, no Shareholder shall agree to, or be a party to, any Change of Control, (i) without the prior written approval of the Preferred Shareholder Special Majority, and (ii) unless all holders of Preferred Equity Interests are permitted to participate in such Change of Control and the consideration received pursuant to such Change of Control is allocated among the parties thereto in the manner specified in Section 10.1 (as if such Change of Control were a Liquidation Event).

11.	Term and Termination

11.1 Term and Termination. This Agreement shall continue in effect until the earlier to occur of (i) with respect to any Investor, the date on which such Investor no longer hold any Series A Preferred Equity Interests, Series B Preferred Equity Interests, Series C Preferred Equity Interests, Ordinary Equity Interests or any Ordinary Equity Interest Equivalents, as applicable, and (ii) any date agreed upon in writing by all of the Parties. Notwithstanding the foregoing, all rights and covenants contained in Sections 2, 3, 4, 5 and 6 of this Agreement shall terminate on the closing of a Qualified IPO. Further, solely for the purpose of a Qualified IPO and to the extent required by the relevant Laws, the Parties agree to terminate the rights and covenants set forth in this Agreement on the closing of a Qualified IPO (with the exception of the Registration Rights granted under Section 7.1 and other provisions which by their terms survive a Qualified IPO), which are required to be terminated in accordance with the relevant Laws.

11.2 Consequences of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 11 and Section 12.3 (Governing Law), Section 12.4 (Dispute Resolution), Section 12.5 (Notice), and Section 12.13 (Confidentiality and Non-Disclosure). Nothing in this Section 11.2 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

12.	Miscellaneous.

12.1 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

12.2 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including, without limitation, registration rights) are assignable in connection with the transfer (subject to applicable securities Laws and other Laws) of Equity Securities of the Company held by such Investor. Except for the above, this Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

12.3 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, as to matters within the scope thereof and without regard to principles of conflict of laws thereunder.

12.4 Dispute Resolution.

(i) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 12.4(ii) shall apply.

(ii) In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be submitted to arbitration upon the request of any Party with notice to the other Party, and such dispute shall be finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). There shall be three (3) arbitrators, one of which shall be selected by the Company, one of which shall be selected by the applicable Preferred Shareholder(s), and the third by the arbitral body. The arbitration may be conducted in Chinese but the language of any final arbitral award, opinion or settlement shall be in English. The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and each Party may apply to a court of competent jurisdiction for enforcement of such award. Each Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

12.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule VIII hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule VIII; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule VIII with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.5 by giving, the other parties written notice of the new address in the manner set forth above.

12.6 Rights Cumulative; Limitation on Liability. Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

12.7 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.8 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the Ordinary Shareholder Majority and (iii) the Preferred Shareholder Special Majority, (iv) the Series A Lead Investor and (v) the Series B Co-Lead Investors and the (vi) the Series C Lead Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

12.10 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

12.12 No Presumption. The Parties acknowledge that each Party has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.13 Confidentiality and Non-Disclosure.

(i) The terms and conditions of this Agreement, and all exhibits and schedules attached to this Agreement (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

(ii) Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by approval of Preferred Shareholders Majority. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without prior written consent from the Preferred Shareholders Majority.

(iii) Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, Preferred Shareholder shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investor.

(iv) In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 12.13 (iv), such party (the “Disclosing Party”) shall provide the other parties with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested.

(v) The provisions of this Section 12.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

12.14 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”; (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies); and (ix) all references to Renminbi or to “RMB” are to currency of the PRC (and shall be deemed to include reference to the equivalent amount in other currencies).

12.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof, including the amended and restated shareholders agreement dated as of May 20, 2014 by and between the Company, Yi DUAN (on behalf of himself and the Group Companies) and VKC. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Shareholders’ Agreement, which shall be null and void and have no force or effect whatsoever as of the date of the Closing. The Parties that are parties to the Prior Shareholders’ Agreement hereby irrevocably waive any and all rights that they may have against any other party under the Prior Shareholders’ Agreement in exchange for their rights hereunder. After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of equity securities of the Company, the terms and conditions of this Agreement shall prevail.

12.17 Effectiveness. This Agreement shall take into effect upon the Closing.

12.18 Aggregation of Stock. All Equity Interests held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.19 Stock Splits, Etc. For purposes of this Agreement, all references to number of Equity Interests or the prices per Equity Interest in this Agreement shall be appropriately adjusted to take into account any equity interest splits or subdivisions, equity interest dividends, combination, recapitalizations and similar events that affect the equity interest capital of the Company after the Closing Date.

12.20 Future Holders. The Covenantors shall cause each future holder of Ordinary Equity Interests (other than the Series A Investors, the Series B Investors or the Series C Investors) to enter into this Agreement and become subject to the terms and conditions hereof as if a “Founder” and “Ordinary Shareholder”. The Parties hereby agree that such Person shall become a party to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement, or any consent or approval of any other party.

12.21 Specific Performance. Notwithstanding anything contrary in this Agreement, the Parties acknowledge and agree that irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to emergency, provisional and permanent injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.22 Investment by Strategic Investors. The Parties acknowledge and agree that the Company may, within 6 months of the Closing Date, issue Equity Securities of a new class or series (and for the avoidance of doubt, such Equity Securities shall not be in the form of new or additional Series A-1 Preferred Equity Interests, Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests or Series C Preferred Equity Interests) to one or more Strategic Investors in aggregate up to no more than 10% of the outstanding equity interest capital of the Company (on a fully-diluted and as converted basis) that is (a) at a per equity interest price that is equal to or greater than the Series C Purchase Price Per Equity Interest in the event that such issuance is consummated within 3 months of the Closing Date, and (b) at a per equity interest price that is equal to or greater than 150% of the Series C Purchase Price Per Equity Interest in the event that such issuance is consummated on a date that is 3 months following the Closing Date but prior to the date that is six months following the Closing Date. For purposes of this Agreement, “Strategic Investor” means any (i) publicly-listed internet platform-based company with a minimum market capitalization US$20 billion that will provide strategic and financial value to the business of the Company or (ii) corporate investor (and for purposes of clarity, not a private equity or venture capital investment firm) that will provide strategic value to the Company in the nature of business development, services and/or expertise.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

Fangdd Network Group Ltd.

By:	/s/ Yi Duan

Name:
Title:

FANGDD INTERNATIONAL HOLDING LTD

By:	/s/ Yi Duan

Name:
Title:

FANGDD NETWORK HOLDING LIMITED

By:	/s/ Yi Duan

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE GROUP COMPANIES:

Shenzhen Fangdd Information Technology Co, Ltd.
/s/ Shenzhen Fangdd Information Technology Co, Ltd.

Shenzhen Fangdd Network Technology Co, Ltd.
/s/ Shenzhen Fangdd Network Technology Co, Ltd.

Shanghai Fangdd Network Technology Co, Ltd.
/s/ Shenzhen Fangdd Network Technology Co, Ltd.

Changzhou Fangdd Network Technology Co, Ltd.
/s/ Changzhou Fangdd Network Technology Co, Ltd.

Nanjing Fangdd Network Technology Co, Ltd.
/s/ Nanjing Fangdd Network Technology Co, Ltd.

Xi’an Fangdd Network Technology Co, Ltd.
/s/ Xi’an Fangdd Network Technology Co, Ltd.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER VEHICLES

CC NETWORK INTERNATIONAL LTD

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

TIANYU NETWORK INTERNATIONAL LTD

By:	/s/ Jiancheng Li

Name:	Jiancheng Li
Title:	Authorized Signatory

ZX INTERNATIONAL LTD

By:	/s/ Xi Zeng

Name:	Xi Zeng
Title:	Authorized Signatory

XUANYU NETWORK INTERNATIONAL LTD.

By:	/s/ Jiaorong Pan

Name:	Jiaorong Pan
Title:	Authorized Signatory

ZHOULI NETWORK INTERNATIONAL LTD

By:	/s/ Li Zhou

Name:	Li Zhou
Title:	Authorized Signatory

MINGHAO NETWORK INTERNATIONAL LTD

By:	/s/ Feng Zhu

Name:	Feng Zhu
Title:	Authorized Signatory

FANGDD LUYING INTERNATIONAL LTD

By:	/s/ Ying Lu

Name:	Ying Lu
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS

By:	/s/ Yi Duan

Name: Yi Duan

By:	/s/ Jiancheng Li

Name: Jiancheng Li

By:	/s/ Xi Zeng

Name: Xi Zeng

By:	/s/ Jiaorong Pan

Name: Jiaorong Pan

By:	/s/ Li Zhou

Name: Li Zhou

By:	/s/ Feng Zhu

Name: Feng Zhu

By:	/s/ Ying Lu

Name: Ying Lu

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES A INVESTORS

FANGDD DECENT INTERNATIONAL LTD

By:	/s/ Liqing Zeng

Name: Liqing Zeng
Title: Authorized Signatory

MERLINANO LIMITED

By:	/s/ William Hsu

Name: William Hsu
Title: Authorized Signatory

CA-JAIC CHINA INTERNET FUND II, L.P.

By:	/s/ ICITAGAMA NOBUAIG

Name: ICITAGAMA NOBUAIG
Title: Authorized Signatory

FANGDD SHARE CAPITAL INTERNATIONAL LTD

By:	/s/ Wentao Bai

Name: Wentao Bai
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES B INVESTORS

VICTORY PACIFIC RESOURCES LIMITED

By:	/s/ Daming Zhu

Name: Daming Zhu
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES B INVESTORS

LIGHTSPEED CHINA PARTNERS I, L.P.

By: Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ Ronald Cao

Name: Ronald Cao
Title: Managing Director

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By: Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ Ronald Cao

Name: Ronald Cao
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MERLINANO LIMITED

By:	/s/ William Hsu
Name: William Hsu
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES C INVESTORS

GREYHOUND INVESTMENT LTD

By:	/s/ Neil Greg
Name: Neil Greg
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES C INVES TORS

EXCELLENT SPACE LIMITED

By:	/s/ Maiqi Li
Name: Maiqi Li
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES C INVESTORS

MAX KEEN DRAGON LIMITED

By:	/s/ Glen Sun

Name: Glen Sun
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS

JOYFUL SPIRIT INVESTMENT LTD

By:	/s/ Chuang Shang-Yan
Name: Chuang Shang-Yan
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS

ELITE CAPITAL INVESTMENT LIMITED

By:	/s/ Xin Tan
Name: Xin Tan
Title: Director

Schedule I

MAJOR SUBSIDIARIES

(1)	FANGDD INTERNATIONAL HOLDING LTD, a company organized and existing under the Laws of the British Virgin Islands (the “BVI Holdco”),

(2)	FANGDD NETWORK HOLDING LIMITED, a company organized and existing under the Laws of Hong Kong (the “HK Holdco”),

(3)	深圳市房多多信息技术有限公司, a wholly foreign-owned enterprise organized and existing under the Laws of the PRC (the “WFOE”),

(4)	深圳市房多多网络科技有限公司, a limited liability company organized and existing under the Laws of the PRC (the “Domestic Company”),

(5)	上海房多多网络科技有限公司, a limited liability company organized and existing under the Laws of the PRC, a wholly-owned subsidiary of the Domestic Company,

(6)	常州房多多网络科技有限公司, a limited liability company organized and existing under the Laws of the PRC, a subsidiary of the Domestic Company,

(7)	南京房多多网络科技有限公司, a limited liability company organized and existing under the Laws of the PRC, a subsidiary of the Domestic Company, and

(8)	西安房多多网络科技有限公司, a limited liability company organized and existing under the Laws of the PRC, a subsidiary of the Domestic Company.

Schedule I

Schedule II

SCHEDULE OF FOUNDERS

NAME	PRC ID. Card Number.
Yi DUAN	******************
Jiancheng LI	******************
Xi ZENG	******************
Jiaorong PAN	******************
Li ZHOU	******************
ZHU Feng	******************
LU Ying	******************

SCHEDULE OF FOUNDER VEHICLES

NAME	Company Registration Number.
CC NETWORK INTERNATIONAL LTD	1787223
TIANYU NETWORK INTERNATIONAL LTD	1787228
ZX INTERNATIONAL LTD	1787230
XUANYU NETWORK INTERNATIONAL LTD	1787229
ZHOULI NETWORK INTERNATIONAL LTD	1787240
MINGHAO NETWORK INTERNATIONAL LTD	1787227
FANGDD LUYING INTERNATIONAL LTD.	1787225

Schedule II

Schedule III

SCHEDULE OF SERIES A INVESTORS

NAME	Investor
FANGDD DECENT INTERNATIONAL LTD	Series A-1 Investor
Merlinano Limited	Series A-2 Investor
CA-JAIC CHINA INTERNET FUND II, L.P.	Series A-2 Investor
FANGDD SHARECAPITAL INTERNATIONAL LTD	Series A-2 Investor

Schedule III

Schedule IV

SCHEDULE OF SERIES B INVESTORS

(1)	Victory Pacific Resources Limited

(2)	Lightspeed China Partners I, L.P. and Lightspeed China Partners I-A, L.P.

(3)	Merlinano Limited

Schedule IV

Schedule V

SCHEDULE OF SERIES C INVESTORS

(1)	Greyhound Investment Ltd.

(2)	Excellent Space Limited

(3)	Max Keen Dragon Limited

(4)	Joyful Spirit Investment Ltd

(5)	Elite Capital Investment Limited

Schedule V

Schedule VI

Reserved

Schedule VI

Schedule VII

REGISTRATION RIGHTS

1. Definitions. The following terms used in this Schedule VII shall have the meanings ascribed to the below:

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

“Initiating Holders” means, with respect to a request duly made under Section 2 or Section 2.1 of this Schedule VII to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Equity Interests pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Registrable Securities” means (i) the Ordinary Equity Interests issued or issuable upon conversion of the Preferred Equity Interests, (ii) any Ordinary Equity Interests owned or hereafter acquired by the Series A Investors, the Series B Investors and the Series C Investors, and (iii) any Ordinary Equity Interests of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the equity interests referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.2 of the Shareholders’ Agreement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

Schedule VII

“Securities Act” means the United States Securities Act of 1933, as amended.

“Violation” has the meaning set forth in Section 5.1(i) of this Schedule VII.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Section 1 of the Shareholders Agreement.

2. Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the three (3) year anniversary of the Closing Date or (ii) the date that is six (6) months after the closing of the IPO, Holder(s) holding ten percent (10%) or more of the outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.

2.2 Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.1; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

Schedule VII

2.3 Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2:

(a) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2 or Section 2.1, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Equity Interests within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(b) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Equity Interests of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(c) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii) If, after receiving a request from Holders pursuant to Section 2 or Section 2.1 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.4).

Schedule VII

2.3 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2 or Section 2.1, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2 and Section 2.1. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2 or Section 2.1, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated (a) first, among Holders of Ordinary Equity Interests issued or issuable upon conversion of Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests and Series C Preferred Equity Interests in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, and (b) second, if there are any available Registrable Securities remaining to be allocated, among Holders of other Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of equity interests in accordance with the above provisions, the Company or the underwriters may round the number of equity interests allocated to a Holder to the nearest one hundred (100) equity interests.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except as set forth in Section 3.4), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

Schedule VII

3.3 Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated (a) first, among Holders of Ordinary Equity Interests issued or issuable upon conversion of Series A-2 Preferred Equity Interests, Series B Preferred Equity Interests and Series C Preferred Equity Interests in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, and (b) second, if there are any available Registrable Securities remaining to be allocated, among Holders of other Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of equity interests in accordance with the above provisions, the Company or the underwriters may round the number of equity interests allocated to a Holder to the nearest one hundred (100) equity interests.

(ii) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2 or Section 2.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

3.4 Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company equity interest plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

4. Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

Schedule VII

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

Schedule VII

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(x) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing, listing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, reasonable fees and disbursement of one counsel for all selling Holders and all fees charged by the depositary agent of the Company in connection with the conversion of the equity interests of the Company into depositary equity interests, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration).

Schedule VII

5. Registration-Related Indemnification.

5.1 Company Indemnity.

(i) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased equity interests in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the equity interests to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

Schedule VII

5.2 Holder Indemnity.

(i) To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

Schedule VII

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under this Section 5.4, when combined with such Holder’s liability under Section 5.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6. Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s Securities are listed).

Schedule VII

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least a seventy-five percent of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least one percent (1%) of the outstanding equity interest capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to this Section 6.3, (y) this Section 6.3 shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the equity interests or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 above shall terminate on the earlier of (i) the date that is five (5) years after the date of closing of a Qualified IPO and (ii) with respect to any Holder, the date on which such Holder has sold all of such Holder’s Registrable Securities under Rule 144 of the Securities Act.

6.5 Exercise of Preferred Equity Interests. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, if constituting Ordinary Equity Interest Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Equity Interests.

Schedule VII

7. Jurisdiction. The terms of this Schedule VII are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary equity interests. Accordingly:

(i) It is their intention that, whenever this Schedule VII or any portion of the Shareholders Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii) It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary equity interests or any other security derivative of the Company’s Ordinary Equity Interests unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders to ensure that the spirit and intent of the Shareholders Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Equity Interests in lieu of such derivative securities.

Schedule VII

Schedule VIII

NOTICE ADDRESSES

For the purpose of the notice provisions contained in this Shareholders’ Agreement, the following are the initial addresses of each party:

To:                Group Companies, the Founder Vehicles and the Founders

Attention:	Jiancheng Li
Address:	Floor 18, Block B2, Kexing Science Park, No. 15 Keyuan Road, Nanshan District, Shenzhen, Guangdong Province, P.R.C.
Tel:	86-0755-2699 8968
Fax:	86-0755-2699 8968
Email:	ljc@fangdd.com

To:                 Series A Investors

FANGDD DECENT INTERNATIONAL LTD
Attention:	Zeng Liqing
Address:	3806 Phase One Excellence Times Plaza, YitianRoad , Futian Central District, Shen Zhen GuangDong, China
Tel:	86-0755-2399 4021
Fax:	86-0755-2399 4020
Email:	Jason@decentcapital.com

Merlinano Limited
Attention:	Huang Yan
Address:	1503 International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong
Tel:	852-3518 8000
Fax:	852-2810 7083
Email:	yanhuang@cdhfund.com

CA-JAIC CHINA INTERNET FUND II, L.P.
Attention:	Yang Yi
Address:	Room 131, Regus, 44/F, tower A, NEO Building 6011 Shennan Avenue, Futian district, Shenzhen, China.
Tel:	86-0755-8832 6929
Fax:	86-0755-8832 6999
Email:	yang@cyberagentventures.com

FANGDD SHARECAPITAL INTERNATIONAL LTD

Attention:	Gu Ning
Address:	Room 1805, West Tower, Coastal Plaza, 3 Haide Road, Nanshan District, Shen Zhen, Guang Dong, China
Tel:	86- 0755-8661 6381
Fax:	86- 0755-8633 1909
Email:	guning@sharecapital.cn

Schedule VIII

To:                 Series B Investors

To:	VICTORY PACIFIC RESOURCES LIMITED
Attention:	Mr. ZHU Daming
Address:	Unit 3301, Kerry Parkside Office, 1155 Fangdian Rd., Pudong District, Shanghai, China, 201204
Fax:	+86 21 2028 1678

To:	LIGHTSPEED CHINA PARTNERS I, L.P. and LIGHTSPEED CHINA PARTNERS I-A, L.P.
Attention:	Lightspeed China Partners
Address:	Room 2207, Floor 22, Xinmao Mansion, No.233 Taicang Road, Shanghai
Tel:	+86 (21) 5386 6500 - 222
Fax:	+86 (21) 5386 6668

To:	MERLINANO LIMITED
Attention:	Huang Yan
Address:	1503 International Commerce Center,1 Austin Road West, Kowloon, Hong Kong
Tel:	852-3518 8000
Fax:	852-2810 7083
Email:	yanhuang@cdhfund.com

To:                Series C Investors

To:	FountainVest
Attention:	Greyhound Investment Ltd.
Address:	Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005
Cayman Islands
Attention: Neil Gray & Ryan Schroeder
Tel:	+1 345 943 3100
Fax:	+1 345 945 4757
Email:	Neil.Gray@intertrustgroup.com,
Ryan.Schroeder@intertrustgroup.com

with a copy to:

FountainVest Partners (Asia) Limited Suite 705-708, ICBC Tower 3 Garden Road, Central, Hong Kong Attention: Brian Lee / George Chuang / Jason Li
E-mail: brianlee@fountainvest.com, georgechuang@fountainvest.com, jasonli@fountainvest.com

Fax: +852 3107 2490

Schedule VIII

To:	Excellent Space Limited
Attention:	Li Maiqi
Address:	6F,No.68 Yin Cheng Road(C),Shanghai 200120,China
Tel:	+86 *******
Fax:	+86 (21) 6061 6060
Email:	maiqi_li@shimaogroup.com

To:	Max Keen Dragon Limited
Attention:	Glen Sun
Address:	Suite 3613, Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	0852 25018989
Fax:	00852 25015249
Email:	Glen Sun: sun@sequoiacap.com

To:	Joyful Spirit Investment Ltd.
Attention:	Chuang Shang-Yan
Address:	Flat A, 32/F, Hong Pak Mansion Park Vale, 6 Greig Road, Hong Kong
Tel:	852-3700 1998
Fax:	852-3700 1940
Email:	Shang.chuang@hoahwm.hk

To:	Elite Capital Investment Limited
Attention:	TANG XIN
Address:	WU YI ROAD 555/28/2902, SHANGHAI, CHINA
Tel:	0086-*******
Email:	TANGXINYUNNAN@126.COM

Schedule VIII

Schedule A

Management Shareholder Transfers

See attached

Schedule A